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                                                                      Exhibit 99


CHECKFREE AND BANK OF AMERICA SEAL STRATEGIC ALLIANCE TO BRING ELECTRONIC BILLING AND PAYMENT TO 30 MILLION U.S. HOUSEHOLDS


CHECKFREE ASSUMES CONTROL OF CERTAIN BANK OF AMERICA ELECTRONIC BILLING AND PAYMENT ASSETS


BANK OF AMERICA RECEIVES 10 MILLION RESTRICTED SHARES AND UP TO 10 MILLION PERFORMANCE-BASED WARRANTS TO PURCHASE ADDITIONAL SHARES OF CHECKFREE COMMON STOCK

ATLANTA, Oct. 2 -- CheckFree Corporation (Nasdaq: CKFR), the leading provider of electronic billing and payment software and services, today announced that its strategic agreement with Bank of America (NYSE: BAC) has closed. CheckFree and Bank of America announced their intention to forge the strategic alliance on April 27, 2000 and began working together on plans to make electronic billing and payment services available to the Bank of America customer base.

Bank of America, the nation's leading provider of online financial services, has relationships with 30 million customers -- or nearly one out of every three banking households in the United States. Through Genesis 2000, CheckFree's fully integrated electronic billing and payment system, Bank of America households will have convenient access to electronic bills that can be viewed and paid at www.bankofamerica.com.

As leaders in their respective industries, Bank of America and CheckFree expect to accelerate consumer adoption of electronic billing and payment and increase national awareness of the benefits of receiving and paying bills online. Bank of America plans to stimulate awareness of and enrollment in its electronic billing and payment services with an aggressive national and regional marketing and advertising campaign. In addition, the two companies are collaborating in developing new electronic commerce initiatives, including a next generation payments platform for online customers to "pay everyone for everything electronically."

"For the first time, all Bank of America retail-banking customers will have the opportunity to receive and pay their bills at the Web site of the nation's largest bank in addition to managing other aspects of their financial lives," said Pete Kight, CheckFree chairman and chief executive officer. "This opportunity is significant not only to CheckFree and Bank of America, but also to the nearly 190 billers who have contracted to use CheckFree services to distribute their bills. These billers can now offer their bills at a trusted financial institution that has a relationship with one in three banking households in the United States."

According to James D. Dixon, bankofamerica.com executive, Bank of America customers increasingly are choosing to perform their financial transactions online and are looking for new ways to use the Internet to simplify their lives. "Together with CheckFree, we will be able to respond to the needs of our customers by delivering a complete electronic billing and payment solution to the market quickly and efficiently. This alliance creates a new industry standard by combining CheckFree's market leadership with the financial leadership of Bank of America, and marks a major milestone in accelerating consumer adoption."

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CheckFree billers to reach Bank of America customers

To date, nearly 190 billers -- including leading telecommunications, utility, mortgage, home loan, credit card, cable and wireless companies -- are contracted to distribute their bills using CheckFree's electronic billing and payment services. These billers will be able to deliver electronic bills to Bank of America customers, including the 2.6 million who currently bank online.

"Southern Company shares service areas with Bank of America in several Southeastern states, so the bank's alliance with CheckFree gives us a powerful opportunity to get closer to our mutual customers monthly through an interactive electronic bill," said Beth Ervin, e-Bill project manager, Southern Company, the largest producer of electricity in the United States. "By distributing bills through CheckFree's end-to-end processing platform, our company will be able to deliver electronic bills to more of our customers."

"This reinforces Sears decision to partner with CheckFree for online bill distribution and payment," said Andrew Crowe, director, e-commerce, Sears Roebuck and Co. "This alliance of three world-class organizations improves the value proposition for the customer and will advance consumer adoption. Sixty million Americans have a Sears Card, and nearly a third of U.S. banking customers have chosen Bank of America as their financial institution."

         Terms of the Agreement

         The agreement includes the following disclosed terms:

         (1) CheckFree has been granted a 10-year contract for CheckFree to provide electronic billing and payment services to Bank of America customers nationwide.

         (2) CheckFree has obtained certain Bank of America electronic billing and payment assets, including intellectual property and customer service operations in San Francisco and Houston.

         (3) Bank of America has received 10 million restricted shares of CheckFree Common Stock, as well as performance-based warrants to purchase up to an additional 10 million common shares. The 10 million shares granted to Bank of America equate to roughly 12 percent ownership of CheckFree. To vest all of the warrants, Bank of America customers using CheckFree services must exceed 10 million, and Bank of America must be delivering more than 10 million electronic bills per month.

         (4) Bank of America will enter into a business partner relationship with CheckFree, offering bill presentment services to its commercial banking customers that want to offer electronic billing and payment as an extension of their commercial banking relationship.

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About Bank of America

Bank of America, with $680 billion in assets, is the largest bank in the United States. It has full-service operations in 21 states and the District of Columbia and provides financial products and services to 30 million households and two million businesses, as well as providing international corporate financial services for business transactions in 190 countries. The company's stock is listed on the New York, Pacific and London stock exchanges and certain shares are listed on the Tokyo Stock Exchange. Further information can be found at www.bankofamerica.com.

About CheckFree

CheckFree (www.checkfree.com) is the leading provider of financial electronic commerce services and products. Founded in 1981, CheckFree launched the first fully integrated electronic billing and payment solution in 1997. Today, CheckFree enables more than 3.5 million consumers to receive and pay bills electronically. The company has multi-year contracts with nearly 190 of the nation's top billers to provide online billing and payment through more than 200 consumer service providers (CSPs), including banks, brokerage firms, Internet portals and content sites and personal financial management (PFM) software. CheckFree's Software Services division provides solutions that are used to process more than two-thirds of the nation's six billion Automated Clearing House payments, and reconciliation products and services to 400 banks and businesses. Also within the Software Services division is CheckFree i-Solutions, which enables billers to create electronic billing and payment applications that transform bills and statements into interactive conduits for customer relationship management, marketing and customer self service. CheckFree's Investment Services provides a broad range of investment management services to thousands of financial institutions nationwide. The division's clients manage more than 1,000,000 portfolios totaling more than $500 billion in assets.

Certain of the Company's statements in this press release are not purely historical, and as such are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management's intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company's business, and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including Form 10-K for the year ended June 30, 2000 (filed September 26, 2000). One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.